Exhibit 99.1

FBL Financial Group to Present at Citigroup Financial Services Conference

    WEST DES MOINES, Iowa--(BUSINESS WIRE)--Jan. 24, 2006--FBL Financial Group, Inc. (NYSE:FFG) today announced that Chief Financial Officer Jim Noyce and Vice President-Finance Jim Brannen will be presenting at the Citigroup Financial Services Conference at 2:00 p.m. ET on Tuesday, January 31, 2006 in New York, NY. The presentation will provide an overview of FBL Financial Group's growth strategies and financial results. Investors may access a webcast of the Citigroup Conference presentation on FBL's website at www.fblfinancial.com.
    Comments made at this conference will include mention of FBL's earnings guidance. For 2005 FBL expects to exceed its already upwardly revised full year 2005 net income and operating income guidance of $2.15 to $2.25 per share. For 2006 FBL expects full year net income and operating income to be within a range of $2.40 to $2.50 per common share.

    Certain statements made during this presentation may be forward-looking statements that involve certain risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially are detailed in FBL's reports filed with the Securities and Exchange Commission.

    FBL Financial Group (www.fblfinancial.com) is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL's three-pronged growth strategy includes (1) growth through its traditional Farm Bureau Life distribution channel,
(2) growth in EquiTrust Life through independent and other distribution channels and (3) acquisitions or consolidations.

    CONTACT: FBL Financial Group, Inc., West Des Moines
             Investor Relations:
             Kathleen Till Stange, 515-226-6780
             Kathleen.TillStange@FBLFinancial.com